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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                     Date of Report (Date of earliest
                    event reported): December 2, 2003



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

  On December 23, 2003, President Casino, Inc. and certain subsidiaries filed with the United States Bankruptcy Court for the Eastern District of Missouri an amended motion for orders (a) authorizing sale of assets free and clear of all liens, claims and encumbrances, subject to higher and better offers, (b) approving the assumption and assignment of certain executory contracts and unexpired leases, (c) establishing sale and bidding procedures, and (d) approving breakup compensation and expense reimbursement. The motion requests that the court issue an order approving the foregoing and establishing sale and bidding procedures as well scheduling a hearing to approve the sale of assets.

  The assets to be sold are those comprising the company's gaming operations in St. Louis, Missouri. The closing is contingent upon the selection of a subsidiary of Isle of Capri Casinos, Inc. as the winner of certain requests for a proposal issued by the City of St. Louis and the County of St. Louis (or the waiver thereof), which would afford the winning party the rights to develop and operate a casino and gaming facilities in the City and Counties of St. Louis as well as the approval of the Missouri Gaming Commission.

  The Isle of Capri subsidiary has currently offered the highest and best bid to purchase the assets for a base purchase price of $50 million and separate certain additional compensation adjustments as provided in an Asset Purchase Agreement. The original agreement dated September 25, 2003 was filed as an exhibit to Form 8-K dated September 29, 2003. There were seven non-substantive amendments extending times which are not being filed. The eighth amendment, which dealt with substance, dated December 2, 2003 is filed as an exhibit hereto.

  The requests for proposals are currently scheduled for selection on January 15, 2004. Assuming that Isle's proposal is accepted, a period of several months will be required to obtain Missouri Gaming
Commission approval. In the event a higher and better offer is received, the court would need to determine which offer was the higher and better offer as part of the approval process.

Item 7.  Financial Statements and Exhibits.

  (c)  Exhibits.  See Exhibit Index.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 30, 2003

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik
                                 Senior Vice President and
                                 Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  10.1 Eighth Amendement to Riverboat Casino Sale and Purchase Agreement dated December 2, 2003, by and between President Riverboat Casino-Missouri, Inc. and IOC-City of St. Louis, LLC f/k/a STLP, L.L.C.